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                                                                     Exhibit 5.1


                                                     January 26, 2004


Grey Global Group Inc.
777 Third Avenue
New York, New York 10017


     Re: Grey Global Group Inc.
         5.0% Contingent Convertible
         Subordinated Debentures due 2033
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Ladies and Gentlemen:

     We have acted as special counsel to Grey Global Group Inc., a Delaware corporation (the "Company"), in connection with the public offering of (i) $150,000,000 aggregate principal amount of 5.0% Contingent Convertible Subordinated Debentures due 2033 (the "Debentures") issued by the Company, (ii) such indeterminate number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), as are issuable upon conversion of the Debentures (the "Debenture Shares") and (iii) certain shares of the Company's Common Stock owned by Edward H. Meyer ("Meyer") (the "Meyer Shares" and, together with the Debenture Shares, the "Shares") issued upon conversion of (x) the Company's 8-1/2% Convertible Subordinated Debentures due 2003 (the "Meyer Debentures") and (y) shares of the Company's Limited Duration Class B Common Stock, par value $.01 per share (the "Class B Stock"), owned by Meyer.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

     (i) the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

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Grey Global Group Inc.
January 26, 2004
Page 2


     (ii) an executed copy of the Registration Rights Agreement, dated as of October 28, 2003, between the Company and J.P. Morgan Securities Inc., as representative of the initial purchasers (the "Registration Rights Agreement");

     (iii) an executed copy of the Indenture, dated as of October 28, 2003 (the "Indenture"), between the Company and American Stock Transfer and Trust Company, as trustee (the "Trustee");

     (iv) the Restated Certificate of Incorporation of the Company, certified by the Assistant Secretary of the Company as currently in effect;

     (v) the Restated By-Laws of the Company, certified by the Assistant Secretary of the Company as currently in effect;

     (vi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Debentures and the Debenture Shares, the execution of the Registration Rights Agreement and the filing of the Registration Statement;

     (vii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Meyer Debentures and the shares of Common Stock and Class B Stock issuable upon conversion of the Meyer Debentures;

     (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;

     (ix) an executed global note representing the Debentures authenticated by the Trustee;

     (x) a certificate evidencing the Meyer Shares; and

     (xi) a specimen certificate evidencing the Common Stock;

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the


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Grey Global Group Inc.
January 26, 2004
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originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

     Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Registration Statement and Registration Rights Agreement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

     The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

          (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

          (b) in rendering the opinion set forth in paragraph 2 below, we have assumed that the certificates evidencing the Debenture Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Debentures have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;


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Grey Global Group Inc.
January 26, 2004
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     2. The Debenture Shares initially issuable upon conversion of the
Debentures pursuant to the Indenture have been duly authorized for issuance and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable; and

     3. The Meyer Shares have been validly issued, and are fully paid and non-assessable.

     In rendering the opinion set forth above in paragraph 1, we have assumed that the execution and delivery by the Company of the Indenture and the Debentures and the performance by the Company of its obligations thereunder do not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that have been identified to us by the Company as being material to it and that are listed in Part II of the Registration Statement or Part IV of the Company's Annual Report on Form 10-K. In rendering the opinion set forth in paragraph 3, we have assumed that the consideration recited in the resolutions of the Board of Directors authorizing the issuance of the Meyer Debentures has been received in full by the Company.

     We advise you that Mark N. Kaplan, a director and shareholder of the Company, is of counsel to this Firm.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom, LLP
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